Exhibit 23.1 - Consent of Madsen &Associates, CPA’s Inc.

MADSEN & ASSOCIATES, CPA’S INC.                                        684 East Vine Street, #3
Certified Public Accountants and Business ConsultantsMurray,                             Utah 84107
                                                                    Telephone 801-268 2632
                                                                        Fax 801-262 3937

April 25, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:      Form SB-2 Registration Statement
Loma Verde Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement the following:

Our report to the Board of Directors of Loma Verde Inc. dated April 10, 2006 on the consolidated financial statements of the Company as at February 28, 2006 and the statements of operations, change in stockholders' equity and cash flows for the period ended February 28, 2006 and from the period from October 18, 2005 (date of inception) to February 28, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’s INC.

Madsen & Associates, CPA’s Inc.